Exhibit 10.12

JOINDER AGREEMENT AND AMENDMENT
as of December 31, 2006

Wells Fargo Foothill, Inc.
as Agent under the below defined Credit Agreement
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404

Re:                               Joinder of Black Gaming, LLC and R. Black, Inc. and Amendment

Ladies and Gentlemen:

Reference hereby is made to that certain Credit Agreement, entered into as of December 20, 2004, by and among the lenders identified on the signature pages thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), B & B B, INC., a Nevada corporation (“B&BB”), CASABLANCA RESORTS, LLC, a Nevada limited liability company (“CBR”), OASIS INTERVAL MANAGEMENT, LLC, a Nevada limited liability company (“OIM”), OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited liability company (“OIO”), OASIS RECREATIONAL PROPERTIES, INC., a Nevada corporation (“ORP”), RBG, LLC, a Nevada limited liability company (“RBG”), and VIRGIN RIVER CASINO CORPORATION, a Nevada corporation (“VRCC”; B&BB, CBR, OIM, OIO, ORP, RBG, and VRCC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement

This Joinder Agreement and Amendment is executed and delivered by Black Gaming, LLC, a Nevada limited liability company (“Holdco”) and R. Black, Inc., a Nevada corporation (“RBI”; Holdco and RBI are referred to hereinafter each individually as an “Additional Guarantor” and individually and collectively, jointly and severally, as the “Additional Guarantors”) in favor of the Lender Group and the Bank Product Providers.

1.             Joinder of the Additional Guarantors.  Each Additional Guarantor hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement, the Security Agreement, the Intercompany Subordination Agreement, and each other Loan Document to which the Guarantors are a party, and, in so doing, hereby becomes (i) a “Guarantor” under the Credit Agreement, (ii) a “Grantor” under the Security Agreement, and (iii) an “Obligor” under the Intercompany Subordination Agreement.  Without limiting the generality of the foregoing, each Additional Guarantor hereby: (a) grants to Agent, pursuant to terms of the Loan Documents, a continuing security interest in all of its currently existing and hereafter acquired or arising Collateral (as defined in the Security Agreement); and (b) agrees to be bound by each provision in the Credit Agreement, the Security Agreement, the Intercompany Subordination Agreement, and each other Loan Document to which the Guarantors are a party, mutatis mutandis.

2.             Amendment to the Credit Agreement.

(a)           Schedules 4.8 and 5.3 to the Credit Agreement are hereby deleted and replaced in their entirety with Schedules 4.8 and 5.3 attached hereto as Exhibit A.

(b)           The definition of “Permitted Reorganization Transactions” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the reference to “Gaughn” appearing therein and replacing it with “Gaughan”, and is further amended by deleting the reference to “by RBI” appearing therein.

3.             Amendment to the Security Agreement.

(a)           Schedules 4 and 8 to the Security Agreement are hereby deleted and replaced in their entirety with Schedules 4 and 8 attached hereto as Exhibit B.

4.             Addendum.  Each Borrower, each Additional Guarantor, and the Lender Group hereby agree that Schedule 4.7 to the Credit Agreement is hereby amended to include the information described in Schedule Addendum 4.7 attached hereto as Exhibit C and Agent is hereby authorized to attach Schedule Addendum 4.7 to the Credit Agreement, and the Schedules attached thereto, respectively.

5.             Conditions Precedent.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Joinder Agreement and Amendment and each and every provision hereof:

(a)           Agent shall have received that certain Guaranty, duly executed by each Additional Guarantor, dated contemporaneously herewith, and the same shall be in full force and effect.

(b)           Agent shall have received that certain Amended and Restated Parent Pledge Agreement, duly executed by the parties thereto, dated contemporaneously herewith, and the same shall be in full force and effect.

(c)           Agent shall have received a certificate from an authorized officer of each Additional Guarantor attesting to the resolutions of such Additional Guarantor’s governing body authorizing the execution, delivery, and performance of this Joinder Agreement and Amendment and that certain Amended and Restated Parent Pledge Agreement, dated contemporaneously herewith.

(d)           Agent shall have received a certificate from an authorized officer of each Additional Guarantor certifying to the Agent and the Lenders that the proposed reorganization satisfies each of the requirements for a Permitted Reorganization Transaction.

(e)           Agent shall have received a true and complete copy of the certificate of formation of each Additional Guarantor certified as of a recent date not more than 30 days prior to the date hereof by an appropriate official of the Nevada which shall set forth the same complete name of such Additional Guarantor as is set forth herein and the organizational number of such Additional Guarantor, if an organized number is issued in such jurisdiction.

2

(f)            Agent shall have received a certificate of the appropriate official of the state of organization and each state of foreign qualification of each Additional Guarantor certifying as to the subsistence in good standing of such Additional Guarantor in such states.

(g)           Agent shall have received opinions of the Additional Guarantors’ and Borrowers’ counsel in form and substance satisfactory to Agent.

(h)           Holdco, Robert R. Black, Sr, the Robert Black Trust, RBI and Borrowers shall have received all necessary approvals or other consents by any Governmental Authority in connection with the transfer of the Stock pursuant to the proposed reorganization and the pledge of such Stock to Agent.

(i)            Agent shall have received a pledge of the Stock of Holdco that is owned, directly or indirectly, by the Permitted Holders on terms and conditions satisfactory to Agent.

(j)            Agent shall have received possession of the original certificates (if any) respecting all of the issued and outstanding shares or interest, as applicable, of CBR, OIM, OIO, and ORP, pledged pursuant to Schedule 4 of the Security Agreement (as amended hereby), together with undated stock powers executed in blank and/or other proper instruments of transfer.

(k)           Agent shall have received copies of the Convertible Note, Convertible Note Pledge Agreement, and Convertible Note Purchase Agreement (each as defined in the Amended and Restated Parent Pledge Agreement), each duly executed by the parties thereto, and the same shall be in full force and effect.

(l)            Agent shall have received that certain Consent, dated contemporaneously herewith, by and among Agent, RBI, and Robert R. Black, Sr., as trustee of the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004, in form and substance satisfactory to Agent, duly executed by the parties thereto, and the same shall be in full force and effect.

(m)          Agent shall have received that certain Joinder to the Bailee Agreement, dated contemporaneously herewith, in form and substance satisfactory to Agent, duly executed by the parties thereto, and the same shall be in full force and effect.

6.             Representations and Warranties.  Each Additional Guarantor represents and warrants to Agent and each member of the Lender Group that: (a) the execution, delivery, and performance of this Joinder Agreement and Amendment and any other Loan Document to which such Additional Guarantor is party are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not and will not (i) violate any provision of federal, state, or local law or regulation, the Governing Documents of such Additional Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Additional Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Holdco, which conflict, breach, or default reasonably could be expected to result in a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Additional Guarantor, or any Borrower

3

or any Guarantor, other than Permitted Liens, (iv) require any approval of the holders of the shares (or equivalent) of such Additional Guarantor (except as have been obtained and that are still in force and effect), or (v) require any approval or consent of any Person under any material contractual obligation of such Additional Guarantor, (except as have been obtained and are still in force and effect), which approval or consent if not obtained reasonably could be expected to result in a Material Adverse Change; (b) this Joinder Agreement and Amendment and any and all other Loan Documents to which such Additional Guarantor, is made party hereunder constitute its legal, valid, and binding obligations, enforceable against such Additional Guarantor, in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (c) each other representation and warranty applicable to such Additional Guarantor as a Guarantor, Grantor, or Obligor, as the case may be, under any Loan Document is and will be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof.  Holdco represents and warrants to Agent and each member of the Lender Group that: (d) the chief executive office of Holdco is 10777 West Twain, Third Floor, Las Vegas, Nevada 89135; and (e) the limited liability company identification number of Holdco is E0586222006-3. RBI represents and warrants to Agent and each member of the Lender Group that: (f) the chief executive office of RBI is 10777 West Twain, Suite 333, Las Vegas, Nevada 89135; and (g) the corporation identification number of RBI is C3319-1997.

7.             Binding Effect.  This Joinder Agreement and Amendment is binding upon and enforceable against Holdco and its successors and assigns.  It shall inure to the benefit of and may be enforced by Agent and the members of the Lender Group and their respective successors and assigns.

8.             Notices.  Notices to Holdco shall be given in the manner set forth in Section 11 of the Credit Agreement.

9.             Loan Document.  This Joinder Agreement and Amendment is a Loan Document.

10.           Loan Document References.  (a) Each reference in any Loan Document to a “Grantor”, a “Guarantor”, an “Obligor” or words of like import referring to a Debtor (or any subset thereof), a Guarantor (or any subset thereof), or an Obligor shall include and refer to each Additional Guarantor, and (b) each reference in any Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof” or words of like import shall mean and refer to such agreement as amended by this Joinder Agreement and Amendment.

11.           Further Assurances.  Each Additional Guarantor shall execute and deliver to Agent all financing statements, continuation financing statements, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, supplements in respect of any of the foregoing, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent may reasonably request, in form satisfactory to Agent, to perfect and continue perfected Agent’s security

4

interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Joinder Agreement and Amendment and the Loan Documents.

12.           Counterparts.  This Joinder Agreement and Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Joinder Agreement and Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Joinder Agreement and Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Joinder Agreement and Amendment.  Any party delivering an executed counterpart of this Joinder Agreement and Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Joinder Agreement and Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder Agreement and Amendment.

5

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

BLACK GAMING, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.
Title:	Manager

R. BLACK, INC.,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.
Title:	President

[SIGNATURE PAGE TO JOINDER AGREEMENT AND AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent

By:	/s/ Kevin P. Smith
Name:	Kevin P. Smith
Title:	Vice President

[SIGNATURE PAGE TO JOINDER AGREEMENT AND AMENDMENT]

ACKNOWLEDGED:

B & B B, INC.		OASIS RECREATIONAL PROPERTIES, INC.
a Nevada corporation		a Nevada corporation

By:	/s/ Robert R. Black, Sr.	By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.	Name:	Robert R. Black, Sr.
Title:	President	Title:	President

CASABLANCA RESORTS, LLC,		RBG, LLC,
a Nevada limited liability company		a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.	By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.	Name:	Robert R. Black, Sr.
Title:	Manager	Title:	Manager

OASIS INTERVAL MANAGEMENT, LLC,		VIRGIN RIVER CASINO CORPORATION
a Nevada limited liability company		a Nevada corporation

By:	/s/ Robert R. Black, Sr.	By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.	Name:	Robert R. Black, Sr.
Title:	Manager	Title:	President

OASIS INTERVAL OWNERSHIP, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.
Name:	Robert R. Black, Sr.
Title:	Manager

[SIGNATURE PAGE TO JOINDER AGREEMENT AND AMENDMENT]

Exhibit A

Schedule 4.8 – Due Organization and Qualification

(b)           Authorized and Outstanding capital stock and Rights to Acquire Shares/Interests.

Borrower	Authorized Capital Stock	Class	Number of Shares Outstanding	Rights to Acquire Shares/Interests

B & B B, Inc.	2,500 Shares	Common	16.75	None

Virgin River Casino Corporation	2,500 Shares	Common	100	None

RBG, LLC	Membership Interests	N/A	N/A	None

Black Gaming, LLC	Membership Interests	N/A	N/A	(1)

CasaBlanca Resorts, LLC	Membership Interests	N/A	N/A	None

Oasis Recreational Properties, Inc.	2,500 Shares	Common	100	None

Oasis Interval Ownership, LLC	Membership Interests	N/A	N/A	None

Oasis Interval Management, LLC	Membership Interests	N/A	N/A	None

(1) The Convertible Note is convertible into 33 1/3% of Black Gaming, LLC, provided that such percentage is reduced proportionally to any reductions to the principal of the Convertible Note.

(c)           Subsidiaries; Rights related to Borrowers’ capital Stock

B & B B, Inc.	= BBB
Virgin River Casino Corporation	= VRCC
RBG, LLC	= RBG
Black Gaming, LLC	= BG
CasaBlanca Resorts, LLC	= CBR
Oasis Recreational Properties, Inc.	= ORP
Oasis Interval Ownership, LLC	= OIO
Oasis Interval Management, LLC	= OIM
R. Black, Inc.	= RBI

	VRCC	BBB	RBG	CBR	ORP	OIO	OIM	RBI

Jurisdiction of Organization	Nevada	Nevada	Nevada	Nevada	Nevada	Nevada	Nevada	Nevada

Number of Shares Authorized	2,500 Shares of Common Stock	2,500 Shares of Common Stock	N/A	N/A	2,500 Shares of Common Stock	N/A	N/A	25,000 Shares of Common Stock

Borrower	Subsidiaries	Nature of Ownership	Number/Percentage of Outstanding Shares Owned
BG	VRCC	Direct	100 Shares/ 100%
	BBB	Direct	16.75 Shares/ 100%
	RBI	Indirect through VRCC	100/ 100%
	RBG	Indirect through VRCC and RBI	N/A/ 100%
	CRB	Indirect through VRCC, RBI and RBG	N/A/ 100%
	ORP	Indirect through VRCC, RBI, RBG and CRB	100 Shares/ 100%
	OIO	Indirect through VRCC, RBI, RBG and CRB	N/A/ 100%
	OIM	Indirect through VRCC, RBI, RBG and CRB	N/A/ 100%

BBB	None	N/A	—

RBG	CRB	Direct	N/A/ 100%
	ORP	Indirect through CRB	100 Shares/ 100%
	OIO	Indirect through CRB	N/A/ 100%
	OIM	Indirect through CRB	N/A/ 100%

CRB	ORP	Direct	100 Shares/ 100%
	OIO	Direct	N/A/ 100%
	OIM	Direct	N/A/ 100%

ORP	None	N/A	—

OIO	None	N/A	—

OIM	None	N/A	—

VRCC	RBI	Direct	100/ 100%
	RBG	Direct and indirect through RBI	Direct: N/A/ 94.53% Indirect: N/A/ 5.47%
	CRB	Indirect through RBG	N/A/ 100%
	ORP	Indirect through RBG and CRB	100 Shares/ 100%
	OIO	Indirect through RBG and CRB	N/A/ 100%
	OIM	Indirect through RBG and CRB	N/A/ 100%

The Convertible Note is convertible into 33 1/3% of Black Gaming, LLC, provided that such percentage is reduced proportionally to any reductions to the principal of the Convertible Note.

Schedule 5.3

Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of Borrowers’ fiscal quarters) after the end of each month during each of Borrowers’ fiscal years

(a)   an unaudited consolidated and consolidating balance sheet and income statement covering Borrowers’ operations during such period,

(b)   a Compliance Certificate, and

(c)   an Officer’s Certificate certifying that Borrowers have timely filed all tax returns required to be filed by Borrowers, and have timely paid all taxes on Borrowers and their respective properties assets, income, and franchises (including Real Property taxes, gaming taxes, and payroll taxes), other than any such taxes that are the subject of a Permitted Protest.

as soon as available, but in any event within 45 days after the end of each fiscal quarter

(d)   an unaudited consolidated statement of cash flow covering Borrowers’ operations during such period, and

(e)   to the extent not otherwise included and separately itemized in the financial reports to be provided above (as determined by Agent in its Permitted Discretion), a capital expense disbursement report, and a comparison of the budgeted income and expenses and the actual income and expenses for such month and year to date on a property level as of the last day of each quarter, including explanations of material variances if requested.

as soon as available, but in any event within 90 days after the end of each of Borrowers’ fiscal years

(f)    consolidated and consolidating financial statements of Borrowers and their Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management),

(g)   a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 6.16; and

(h)   a certificate signed by the chief executive officer or chief financial officer of Borrowers reconfirming the completeness and accuracy of the representations and warranties set forth in Section 4.

as soon as available, but in any event within 30 days prior to the start of Borrowers’ fiscal years,

(i)    copies of Borrowers’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, quarter by quarter, certified by the chief financial officer as being such officer’s good faith estimate of the financial performance of Borrowers during the period covered thereby.

if and when filed by Borrowers,	(j) form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(k)   any other filings made by any Borrower with the SEC,

(l)    copies of all operating and capital budgets, and all other budgets, summaries of sources and uses of funds, projections, and financial information prepared by or on behalf of any Borrower promptly upon the preparation and delivery thereof by the chief financial officer of such Borrower to any third party, but in any event operating and capital budgets shall be delivered to Agent no less frequently than annually,

(m)  copies of each of Borrowers’ future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service, and

(n)   any other information that is provided by Borrowers to their shareholders generally.

If and when filed by Borrowers and as requested by Agent,

(o)   satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) such Borrower conducts business or is required to pay any such excise tax, (ii) where such Borrower’s failure to pay any such applicable excise tax would result in a Lien on the property or assets of such Borrower, or (iii) where such Borrower’s failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change.

As soon as a Borrower has knowledge thereof	(p) notice of any proposed legislation or administrative action specifically affecting Borrowers’ gaming activities introduced before any Governmental Authority.

promptly, but in any event within 5 days after a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(q) notice of such event or condition and a statement of the curative action that Borrowers propose to take with respect thereto.

Promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Borrower or any Subsidiary of a Borrower,

(r)    notice of all actions, suits, or proceedings brought by or against Borrowers or any Subsidiary of Borrowers before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

upon the request of Agent,	(s) any other information reasonably requested relating to the financial condition of Borrowers or their Subsidiaries.

Exhibit B

Schedule 4 – Pledged Companies

Name of Pledged Company	Name of Pledgor	Number of Share/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Virgin River Casino Corporation	Black Gaming, LLC	100 shares	Common Stock	100%	16

RBG, LLC	Virgin River Casino Corporation	N/A	Membership Interests	94.53%	22

RBG, LLC	R. Black, Inc.	N/A	Membership Interests	5.47%	21

B & B B, Inc.	Black Gaming, LLC	16.75 shares	Common Stock	100%	II - 03

R. Black, Inc.	Virgin River Casino Corporation	100 shares	Common Stock	100%	3

Casablanca Resorts, LLC	RBG, LLC	N/A	Membership Interests	100%	1

Oasis Interval Management, LLC	Casablanca Resorts, LLC	N/A	Membership Interests	100%	—

Oasis Interval Ownership, LLC	Casablanca Resorts, LLC	N/A	Membership Interests	100%	—

Oasis Recreational Properties, Inc.	Casablanca Resorts, LLC	100 shares	Common Stock	100%	1

Schedule 8 – List of Uniform Commercial Code Filing Jurisdictions

Grantor	Jurisdictions

B & B B, Inc.	Nevada Secretary of State Clark County, Nevada

RBG, LLC	Nevada Secretary of State Clark County, Nevada

Virgin River Casino Corporation	Nevada Secretary of State Clark County, Nevada

CasaBlanca Resorts, LLC	Nevada Secretary of State Clark County, Nevada

Oasis Recreational Properties, Inc.	Nevada Secretary of State Clark County, Nevada Arizona Secretary of State Mohave County, Arizona

Oasis Interval Ownership, LLC	Nevada Secretary of State Clark County, Nevada

Oasis Interval Management, LLC	Nevada Secretary of State Clark County, Nevada

Black Gaming, LLC	Nevada Secretary of State Clark County, Nevada

R. Black, Inc.	Nevada Secretary of State Clark County, Nevada

Exhibit C

Schedule Addendum 4.7 – States of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims

(a) and (c)              States of Organization/Qualification and Organizational Identification Numbers

Entity	State of Organization	Organizational ID Number	Foreign Qualification

R. Black, Inc.	Nevada	C3319-1997	n/a

Black Gaming, LLC	Nevada	E0586222006-3	n/a

(b) Chief Executive Offices

ENTITY	ADDRESS
R. Black, Inc	10777 West Twain, Suite 333 Las Vegas, Nevada 89135

Black Gaming, LLC	10777 West Twain, Third Floor Las Vegas, Nevada 89135